Exhibit 10.1

Registered Equity Purchase Agreement
(Summary Translation)

This Registered Equity Purchase Agreement (this “Agreement”) is entered into on August 21, 2014 by and between Guiyang Dalin Biotechnology Co., Ltd. (the “Purchaser”) and Guizhou Eakan Pharmaceutical Co., Ltd. (the “Seller”).

WHEREAS, both the Seller and the Purchaser are shareholders of Guizhou Taibang Biological Products Co., Ltd. (the “Target Company”).

WHEREAS, the registered capital increase of the Target Company (the “Capital Increase”) adopted by shareholders’ resolutions on November 13, 2013 have not been registered with the competent industry and commerce agency.

WHEREAS, the Seller holds 19% registered equity interests (the “Target Equities”), and the Purchaser holds 54% registered equity interests, of the Target Company, calculated on the basis of the paid-in capital without regard to the Capital Increase for purposes of this Agreement.

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Target Equities.

NOW THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and agreements hereinafter set forth, the parties hereto intending to be legally bound hereto hereby agree as follows:

Section 2	Sale of Equity Interests

2.1           Sale of Equity Interests.

Subject to the terms and conditions hereunder and satisfaction of such terms and conditions, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Target Equities (including the right to receive dividends from the undistributed profits of the Target Company as of the Closing Date) (the “Equity Transfer”). The Seller and the Purchaser agree that the total purchase price of the Equity Transfer is RMB517,102,000:

2.1.1        The purchase price for all the shareholder’s rights and interests attached to the Target Equities from the Closing Date is RMB462,000,000. The Seller and the Purchaser agree that such purchase price shall be satisfied by way of equity exchange in accordance with this Agreement and the Equity Exchange Agreement separately executed by the Seller and the Purchaser; and

2.1.2        As it is not a complete fiscal year as of the Closing Date, the Purchaser shall make an advance payment to the Seller in the amount of RMB55,102,000 representing the Seller’s share of the distributable profits in the Target Company (“Distributable Profits Compensation”). When the Target Company distributes the dividends, the Purchaser, in lieu of the Seller, shall have the right to receive such dividend payment. The parties hereto acknowledge and agree that, if such dividend payment derived from the Target Equities actually received by the Purchaser after the Closing Date exceeds or falls below Distributable Profits Compensation (RMB55,102,000), neither party shall have the right to claim against the other party for any surplus or shortfall.

2.2           Closing Procedures; Closing Deliverables.

2.2.1        Unless this Agreement is terminated in accordance with Section 7 and the transactions contemplated hereunder are abandoned, and if all the conditions precedent have been satisfied or waived, the Purchaser and the Seller shall cause the Target Company to apply as soon as reasonably practicable for the registration of the Equity Transfer with the competent industry and commerce agency, and cause the closing of the Equity Transfer to occur as soon as practicable.

2.2.2        Closing Sequences.

(1)           Within five (5) business days following the execution of this Agreement, the Purchaser shall transfer RMB55,102,000 as Distributable Profits Compensation under Section 2.1.2 to the bank account designated by the Seller.

(2)           The parties agree that the payment of the purchase price as set forth under Section 2.1.1 (the “Purchase Price”) shall be satisfied by way of equity exchange as follows: When the Seller sells the Target Equities to the Purchaser, its right to receive the Purchase Price (RMB462,000,000) shall be offset by the Purchaser’s right to receive the consideration in an identical amount for the transfer of the entire equity interests in the Acquisition SPV (as defined in the Equity Exchange Agreement) under the Equity Exchange Agreement. The payment of the Purchase Price shall be deemed to be satisfied upon consummation of the closing of the equity exchange contemplated hereunder and under the Equity Exchange Agreement.

(3)          Upon consummation of the closing of the above-mentioned deliverables, the Purchaser shall be entitled to have the complete ownership right and other derivative rights in the Target Equities.

2.2.3        Within five (5) business days after the Purchaser timely make the Distributable Profits Compensation under Section 2.2.2, the Purchaser and the Seller shall cooperate in the preparation and filing of all the documents as required by the competent industry and commerce agency as soon as possible to cause the Target Company to complete the registration procedures (the “AIC Registration Procedures”) of the Equity Transfer with the competent industry and commerce agency. The completion date of the AIC Registration Procedures for the Equity Transfer shall be the Closing Date.

2.2.4        If the competent industry and commerce agency requires the Purchaser and/or the Seller to submit supplemental documentation, the Purchaser and/or the Seller (as the case may be) shall submit such documentation within five (5) business days after receipt of such requirement or other time limit as stipulated by law, unless the other party agrees to delayed submission.

Section 7	Amendment and Termination

7.1           Unless otherwise stipulated in this Agreement, the parties hereto may amend or terminate this Agreement by mutual consent in writing. To the extent necessary, the parties hereto may enter into a supplemental agreement to supplement this Agreement with additional terms and conditions.

7.2         In the event that the Distributable Profits Compensation has not been made within ten (10) business days following the execution of this Agreement due to no fault of the Purchaser, either party may terminate this Agreement with a written notice (the “Termination Notice”), unless the Seller desires to perform this Agreement. This Agreement shall be terminated upon receipt of the Termination Notice by either party.

7.3         This Agreement shall be automatically terminated if the Equity Exchange Agreement is terminated in accordance with the terms thereunder.

7.4         After the execution of this Agreement, if the AIC Registration Procedures for the Equity Transfer have completed and the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV fail to complete within thirty (30) business days after the payment of the Distributable Profits Compensation (the “Distributable Profits Payment Date”), the Seller shall have the following options:

(1)         The Seller may terminate this Agreement. After the Seller delivers the Termination Notice to the Purchaser, the Purchaser shall, within five (5) business days following the termination of this Agreement, return the Target Equities for nil consideration to the Seller and bear all taxes and fees incurred thereby. The Purchaser shall also pay the Seller liquidated damages in an amount equivalent to the Distributable Profits Compensation. For the avoidance of doubt, after the Seller confirms that the AIC Registration Procedures for the return of the Target Equities have been completed, the Seller will not return to the Purchaser the Distributable Profits Compensation which will set off the liquidated damages to be paid by the Purchaser, and the Agreement is thereby terminated; or

(2)         The Seller may require the Purchaser to perform this Agreement. From thirty (30) business days following the Distributable Profits Payment Date or the completion date of the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV (whichever is earlier) through the completion date of the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV, the Purchaser shall pay to the Seller an amount equivalent to 0.03% of the Purchase Price (RMB 462,000,000) accrued on a daily basis.

7.5         After the execution of this Agreement, if the AIC Registration Procedures for to the transfer of the equity interests in the Acquisition SPV have been completed and the AIC Registration Procedures for the Equity Transfer fail to complete within thirty (30) business days after Distributable Profits Payment Date, the Purchaser shall have the follow options:

(1)         The Purchaser may terminate this Agreement. After the Purchaser delivers the Termination Notice to the Seller, the Seller shall, within five (5) business days following the termination of this Agreement, pay to the Purchaser (or its designated party) the Distributable Profits Compensation and liquidated damages in an amount equivalent to the Distributable Profits Compensation and return all the equity interests in the Acquisition SPV, and bear all taxes and fees incurred thereby. If the Seller fails to timely refund the Distributable Profits Compensation or pay the liquidated damages, the Purchaser shall, from the next day after the expiry of above-mentioned payment period, have the right to collect accrued interest at a rate equivalent to the then-current bank loan rate published by the People’s Bank of China for the corresponding period, and the Purchaser shall have the right to use any available amount of future dividends to be received by the Seller to set off the Distributable Profits Compensation, liquidated damages and any accrued interest to be paid by the Seller. If the Seller fails to timely return all equity interests in the Acquisition SPV, it shall pay to the Purchaser an amount equivalent to 0.03% of the Purchase Price (RMB 462,000,000) accrued on a daily basis; or

(2)        The Purchaser may require the Seller to perform this Agreement. From thirty (30) business days following the Distributable Profits Payment Date or the completion date of the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV (whichever is earlier) through the completion date of the AIC Registration Procedures for the Equity Transfer, the Seller shall pay to the Purchaser an amount equivalent to 0.03% of the sum of the Purchase Price and the Distributable Profits Compensation (RMB517,102,000) accrued on a daily basis.

7.6         After the execution of this Agreement, if the AIC Registration Procedures for the Equity Transfer or the transfer of the equity interests in the Acquisition SPV within thirty (30) business days after the Distributable Profits Payment Date due to no fault of either party, either party shall have the right to terminate this Agreement. The Seller shall, within five (5) business days following the termination of this Agreement, return to the Purchaser (or its designated party) the Distributable Profits Compensation without any accrued interest. If the Seller fails to timely make such payment, the Purchaser shall, from the expiry of above-mentioned payment period, have right to collect accrued interest at a rate equivalent to the then-current bank loan rate published by the People’s Bank of China for the corresponding period, and the Purchaser shall have the right to use any available amount of future dividends to be received by the Seller to set off the Distributable Profits Compensation and any accrued interest to be paid by the Seller.

7.7         After this Agreement takes effect, if the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV have been completed, and the AIC Registration Procedures for the Equity Transfer fail to complete due to legal or administrative proceedings as a result of the objections raised by other shareholders of the Target Company in connection with validity of this Agreement and the Equity Exchange Agreement or the AIC Registration Procedures for the Equity Transfer, then:

(1)         The Seller confirms that, following the completion of the AIC Registration Procedures for the transfer of the equity interests in the Acquisition SPV, the Purchaser shall be the actual holder of the Target Equities and enjoy all investment interests and benefits therefrom, including without limitation voting rights and dividend rights, and that the Seller shall be the nominee holder of the Target Equities.

(2)         The Seller covenants that, in order to complete the Equity Transfer and the AIC Registration Procedures for the Equity Transfer, the Seller shall execute and submit all necessary documentation in accordance with requirements of the competent industry and commerce agency or the Purchaser when conditions for the completion of the Equity Transfer are met.

(3)         If the Purchaser files an application before an arbitration tribunal and/or court requesting affirmation of its rights in the Target Equities and the completion of the AIC Registration Procedures therefor, the Seller shall have the obligation to provide assistance by request of the Purchaser, including without limitation, providing documents and certifications, and testifying and participating in arbitral and/or legal proceedings. The actual expenses arising therefrom shall be borne by the Purchaser.

If the Seller breaches any above-mentioned covenants and refuses to cooperate, as a result of which the AIC Registration Procedures for the Equity Transfer fail to complete, the Purchaser shall have the right to terminate this Agreement pursuant to Section 7.5(1) above and hold the Seller liable for such breach.

7.8           Any termination pursuant to Sections 7.4. 7.5, 7.6 and 7.7 above shall take immediate effect upon the receipt of the Termination Notice.

Section 8	Miscellaneous

8.1           Tax, Expenditure and Indemnification.

8.1.1        All taxes arising from or in connection with the Equity Transfer shall be paid in accordance with the relevant PRC laws. Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereunder shall be borne by the party incurring such costs and expenses.

8.1.2        If a party suffers actual economic loss due to the other party’s failure to pay taxes and fees in accordance with applicable laws, such other party shall indemnify the party suffering the loss in full.

8.2           Indemnification.

8.2.1        The Seller shall indemnify and hold harmless the Purchaser and its affiliates, respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Purchaser Indemnified Parties”) or any of the Purchaser Indemnified Parties against any or all loss (including reasonable attorney, investigation and defense fees) arising from, attributing to or incurred by the following: (1) the Seller’s breach of representations and warranties under Section 3; or (2) the Seller’s failure to perform or comply with this Agreement or other relevant transaction documents in connection with the Equity Transfer (if any).

8.2.2        The Purchaser shall indemnify and hold harmless the Seller and its affiliates, respective officers, directors, shareholders, employees, agents and representatives (collectively, the “Seller Indemnified Parties”) or any of the Seller Indemnified Parties against any or all loss (including reasonable attorney, investigation and defense fees) arising from, attributing to or incurred by the following: (1) the Purchaser’s breach of representations and warranties under Section 4; or (2) the Purchaser’s failure to perform or comply with this Agreement or other relevant transaction documents in connection with the Equity Transfer (if any).

8.4           Governing Law.

This Agreement shall be governed by, and executed, construed, performed and enforced in accordance with, the laws of the PRC. The validity hereof and dispute resolution in relation hereto shall be subject to the laws of the PRC.

8.5           Dispute Resolution.

8.5.1        Method. Any dispute arising from or in connection with this Agreement shall be resolved through friendly consultation. Such consultation shall begin immediately after one party has delivered to the other party a written notice requesting consultation. If the dispute cannot be resolved within fifteen (15) days after the delivery of such notice, then either party may, pursuant to this Section 8.5, submit the dispute to the China International Economic and Trade Arbitration Commission (the “Arbitration Commission”) for arbitration.

8.5.2         Arbitration Tribunal and Selection of Arbitrators. The arbitration shall be conducted under the auspices of the Arbitration Commission. The arbitration tribunal shall consist of three arbitrators. Each party shall appoint one arbitrator within thirty (30) days after it has delivered or received, as the case may be, the request for arbitration. The presiding arbitrator shall be jointly appointed by the disputing parties from the Arbitration Commission’s panel of arbitrators. If the parties fail to jointly appoint the presiding arbitrator, the Chairman of the Arbitration Commission shall appoint an arbitrator as the presiding arbitrator.

8.5.3       Arbitration Venue. The venue of arbitration shall be Beijing.

8.5.4       Arbitration Rules. The arbitration tribunal shall apply the arbitration rules of the Arbitration Commission then in effect.

8.5.5       Arbitral Award. The arbitral award shall be final and binding upon the parties, and if any party fails to honor the arbitral award, the other party may apply to a court of competent jurisdiction to enforce such arbitral award.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Guiyang Dalin Biotechnology Co., Ltd.

By:	/s/
Name:
Title:

Guizhou Eakan Pharmaceutical Co., Ltd.

By:	/s/
Name:
Title: